Exhibit 99(a)(1)

IMPORTANT NOTICE: PLEASE READ

COMPLETION AND RETURN OF THE FORM ON THE REVERSE OF YOUR B SHARE CERTIFICATE IS NOT A VALID ACCEPTANCE OF THE SECOND REPURCHASE OFFER

TO ACCEPT THE SECOND REPURCHASE OFFER YOU MUST COMPLETE AND RETURN THE ENCLOSED REPURCHASE FORM EVEN IF YOU HAVE ALREADY COMPLETED AND RETURNED THE FORM ON THE REVERSE OF YOUR SHARE CERTIFICATE.